                                                                       EXHIBIT 1

                         [LADENBURG THALMANN LETTERHEAD]

July 28, 1997



Electric & Gas Technology, Inc.
13636 Neutron Road
Dallas, TX  75244-4410
Attention: Mr. S. Mort Zimmerman
           Chairman and President

Dear Mr. Zimmerman:

This will confirm that Ladenburg Thalmann & Co. Inc. ("Ladenburg") has been retained as a financial advisor to Electric & Gas Technology, Inc. (the "Company") to perform such financial consulting services as the Company may reasonably request. The term of this agreement (the "Agreement") shall extend through May 30, 1999, provided, however, that either the Company or Ladenburg may terminate this Agreement prior to such date and on or after February 1, 1998 as of the end of any month upon no less than 30 days' prior written notice.

As compensation for Ladenburg's services, the Company will pay Ladenburg a quarterly fee of $12,500 commencing on August 1, 1997 and on the first day of each succeeding three-month period following execution of this Agreement, for a minimum period covering six months after execution of this Agreement. The Company agrees to reimburse Ladenburg for reasonable external out-of-pocket expenses (i.e., paid by Ladenburg to a third party) incurred in carrying out the terms of this Agreement, including travel subject to prior approval by the Company, courier, and disbursements. Internal costs such as telephone charges, photocopying, etc. shall be borne by Ladenburg. These out-of-pocket expenses will be payable from time to time promptly upon invoicing by Ladenburg therefor.

As further consideration to Ladenburg for entering into this Agreement, the Company will issue to Ladenburg or its designees (with any such designees subject to the approval of the Company provided that the Company's approval shall not be unreasonably withheld), a warrant or warrants to purchase (i) 150,000 shares of the Company's common stock at $2.00 per share upon the execution of this Agreement; and (ii) 300,000 shares of the Company's Common Stock at a price equal to twenty (20%) percent above the market price with market price to be determined by averaging the closing price of ELGT stock over the ten (10) day trading period immediately following closing of the sale of ELGT's subsidiary, Logic Design Metals, Inc. to Chatham

Electric & Gas Technology, Inc.
July 28, 1997
Page 2


Technologies, Inc. (the "Logic") sale. The warrant for 300,000 shares shall be issued within ten (10) days after pricing is determined. The terms and conditions governing such issuance of warrants (i.e., the 150,000 and the 300,000) to be substantially in the form of Appendix B hereto annexed.

It is contemplated that from time to time the Company may request Ladenburg to perform investment banking services (as distinguished from financial consulting services) in connection with matters involving the Company, such as the private placement of securities; mergers; acquisitions; divestitures; valuations; or corporate reorganizations. Any fees which Ladenburg shall become entitled to receive from the Company in connection with the performance of any such investment banking services shall be set forth in the separate agreement between the Company and Ladenburg and shall be in addition to the compensation provided for herein. Neither the Company nor Ladenburg, however, shall have any obligation to enter into any separate agreement, the terms and conditions of which must be negotiated between Ladenburg and the Company.

In order to enable Ladenburg to render its services hereunder, the Company agrees to provide to Ladenburg, among other things, all reasonable information requested or required by Ladenburg, including, but not limited to, information concerning historical and projected financial results and possible and known litigious, environmental and other contingent liabilities. The Company also agrees to make available to Ladenburg such representatives of the Company, including, among others, directors, officers, employees, outside counsel and independent certified public accountants, as Ladenburg may reasonably request. The Company will promptly advise Ladenburg of any material changes in its business or finances. The Company represents that all information made available to Ladenburg by the Company will be complete and correct in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statement therein not misleading in light of the circumstances under which such statements are made. In rendering its services hereunder, Ladenburg will be using and relying primarily on such information without independent verification thereof or independent appraisal of any of the Company's assets. Ladenburg does not assume responsibility for the accuracy or completeness of the information to which reference is made hereto.

Electric & Gas Technology, Inc.
July 28, 1997
Page 3


The services herein provided are to be rendered solely to the Company. They are not being rendered by Ladenburg as an agent or as a fiduciary of the shareholders of the Company and Ladenburg shall not have any liability or obligation with respect to its services hereunder to such shareholders or any other person, firm or corporation.

Upon request by the Company, Ladenburg will supply background information on its key management personnel and shall notify the Company in writing regarding any regulatory problems, investigations or sanctions affecting Ladenburg.

The Company and Ladenburg hereby agree to the terms and conditions of the Indemnification Agreement attached hereto as Appendix A with the same force and effect as if such terms and conditions were set forth at length herein.

This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be terminated or changed, nor can any of its provisions be waived, except by written agreement signed by all parties hereto or except as otherwise provided herein. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and Ladenburg.

This Agreement shall be governed by and construed to be in accordance with the laws of the State of New York. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of New York or in the federal courts sitting in the Southern District of New York, and the Company hereby agrees that service of process upon it by registered or certified mail at its address set forth above shall be deemed adequate and lawful. The parties hereto shall deliver notices to each other by personal delivery or by registered or certified mail (return receipt requested) at the addresses set forth above.

Please confirm that the foregoing is in accordance with your understanding by signing upon behalf of the Company and returning an executed copy of this Agreement, and the warrant for 150,000 shares described herein, whereupon after execution by Ladenburg this Agreement shall become binding between the Company and Ladenburg. A telecopy of a signed original of this Agreement shall be sufficient to bind the parties whose signatures appear hereon.

                                            Very truly yours,

Electric & Gas Technology, Inc.
July 28, 1997
Page 4



                                            LADENBURG THALMANN & CO. INC.


                                            By:  /s/ Ronald J. Kramer
                                                 ------------------------
                                                 Ronald J. Kramer
                                                 Chief Executive Officer





ACCEPTED AND AGREED TO:


ELECTRIC & GAS TECHNOLOGY, INC.

By:  /s/ S. Mort Zimmerman
     --------------------------
     S. Mort Zimmerman

     Chairman and President

Date:  July 29, 1997

                                                                      APPENDIX A

                            INDEMNIFICATION AGREEMENT

        Appendix A to Letter Engagement Agreement (the "Agreement"), dated July 28, 1997 by and between Electric & Gas Technology, Inc. (the "Company") and Ladenburg Thalmann & Co. Inc. ("Ladenburg").

        The Company agrees to indemnify and hold Ladenburg and its affiliates, control persons, directors, officers, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute whether or not Ladenburg or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of Ladenburg's entering into or performing services under this Agreement. This indemnity shall also include Ladenburg's and/or any such other Indemnified Person's reasonable attorneys' and accountants' fees which shall be periodically reimbursed to Ladenburg and/or to any such other Indemnified Person by the Company as they are incurred; provided, however, that the indemnity herein set forth shall not apply where a court of competent jurisdiction has made a final determination that Ladenburg acted in a grossly negligent manner or engaged in willful misconduct in the performance of its services hereunder which gave rise to the loss, claim, damages, liability, cost or expense sought to be recovered hereunder (but pending any such final determination the indemnification and reimbursement provisions hereinabove set forth apply and the Company shall perform its obligations hereunder to reimburse Ladenburg and/or each such other Indemnified Person periodically for its, his or their fees as they are incurred). The Company also agrees that neither Ladenburg nor any Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with any act or omission to act by Ladenburg as a result of its engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is found in a final determination by a court of competent jurisdiction to have resulted from Ladenburg's gross negligence or willful misconduct. In the event of such determination by a court of competent jurisdiction. Ladenburg shall (i) reimburse the Company for any amounts paid to Ladenburg under this Indemnification Agreement; and (ii) pay all losses as determined by the court reasonably incurred by the Company as a result of Ladenburg's gross negligence or willful misconduct, including without limitation, the Company's reasonable attorneys' and accountants' fees, provided however that Ladenburg does not waive and shall retain all rights to contribution and set-off.

        The Company reserves the right to appoint counsel to represent Ladenburg in any action subject to the approval of Ladenburg which shall not be unreasonably withheld.

        If for any reason, the foregoing indemnification is unavailable to Ladenburg or any such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Ladenburg or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Ladenburg or any such other Indemnified Person on the other hand, but also the relative fault of the Company and Ladenburg or any such other Indemnified Person, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by Ladenburg and any such other Indemnified Person hereunder exceed the amount of fees actually received by Ladenburg pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of the Company hereinabove set forth shall be in addition to any liability which the Company may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Ladenburg and any other Indemnified Person.

        The terms and conditions hereinabove set forth in this Appendix A shall survive the termination and expiration of this Agreement and shall continue with respect to any claim(s) commenced within a four (4) year period thereafter.

                                            LADENBURG THALMANN & CO. INC.


                                            By:    /s/ Ronald J. Kramer
                                                   -------------------------

                                                   Ronald J. Kramer

                                                   Chief Executive Officer



ACCEPTED AND AGREED TO:

ELECTRIC & GAS TECHNOLOGY, INC.

AND ITS AFFILIATES AND RELATED ENTITIES

By:  /s/ S. Mort Zimmerman
     --------------------------

     S. Mort Zimmerman

     Chairman and President

Date:  July 29, 1997

                                                                      APPENDIX B



               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

150,000 Shares

FOR VALUE RECEIVED, Electric & Gas Technology, Inc. (the "Company") a Texas corporation, hereby certifies that Ladenburg Thalmann & Co. Inc., or its permitted assigns are entitled to purchase from the Company, at any time from time to time commencing July 31, 1997, and prior to 5:00 p.m., New York City time then current, on July 31, 2001, fully paid and non-assessable shares of the common stock, $0.01 par value, of the Company at the purchase price of $2.00 per share. (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares,"
(iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the shares of the Warrant Shares is referred to as the "Per Share Warrant Price" and (v) this warrant and all warrants hereafter issued in exchange or substitution for this warrant are referred to as the "Warrants.") The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Shares Warrant Price in effect immediately after such adjustment.

Exercise of Warrant.

        This Warrant may be exercised, in whole at any time or in part from time to time, commencing July 31, 1997 (the "Commencement Date"), and prior to 5:00 p.m., New York City time then current, on July 31, 2001 (the "Expiration Date"), by the holder of this Warrant (the "Holder") by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for the Warrant Shares shall be made by certified or official bank check, payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the

Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the number of whole shares of the Common Stock to which the Holder shall be entitled and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

Reservation of Warrant Shares.

        The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, such number of shares of the Common Stock and such amount of other securities and properties as from time to time shall be deliverable to the Holder upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except such as may be imposed under applicable federal and state securities laws) and free and clear of all preemptive rights and all other rights to purchase securities of the Company.

Protection Against Dilution.

        If, at any time or from time to time after the date of this Warrant, the Company shall (i) make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made pursuant to this Section 3(a), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

        In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effectuated in connection with a merger of any other corporation with the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(b) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance, and of said provisions so proposed to be made, shall be mailed to the Holder not less than ten (10) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

        Whenever the Per Share Warrant Price is adjusted as provided in this
Section 3 and upon any modification of the rights of the Holder of this Warrant in accordance with this Section 3, the Company shall, at its own expense, within ten (10) days of such adjustment or modification, deliver to the Holder of this Warrant a certificate of the Principal Financial Officer of the Company setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

Fully Paid Stock; Taxes.

        The Company agrees that the shares of Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant in accordance with the terms hereof shall, at the time of such delivery, be validly issued and outstanding fully paid and non-assessable and not subject to preemptive rights or other contractual rights to purchase securities of the Company, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

Registration Under Securities Act of 1933.

        The Company agrees that if, at any time and, from time to time during the period commencing on January 1, 1999 and ending on July 31, 2002, the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being sometimes hereinafter called a "Subsequent Registration Statement") under the Act (otherwise than pursuant to
Section 5(a) hereof) in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) promptly notify the Holder and all other registered Holders, if any, of other Warrants and/or Warrant Shares that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders will be included in such Subsequent Registration Statement at the Holder's and such Holders' request, (ii) cause such Subsequent Registration Statement to cover all Warrant Shares which it has been so requested to include, (iii) cause such Subsequent Registration Statement to become effective as soon as practicable and to remain effective and current and (iv) take all other actions necessary under any federal or state law or regulation of any governmental authority to permit Warrant Shares which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition.

        Whenever the Company is required pursuant to the provisions of this
Section 5 to include Warrant Shares in a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such

Warrant Shares and each underwriter of Warrant Shares being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold.

        The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of Section 5(a) and 5(b) above, other than underwriting discounts and applicable transfer taxes relating to the Warrant Shares.

        The market price of Common Stock shall mean the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price of the Common Stock as reported on the NASDAQ National Market System ("NASDAQ"), or, if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations as so reported, or, if the Common Stock is not listed on NASDAQ, the last reported sale price of the Common Stock on such other national securities exchange upon which the Common Stock is listed, or, if the Common Stock is not listed on any national securities exchange, on the basis of the average of the closing bid and asked quotations on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotations System, or, if not so quoted, as reported by National Quotation Bureau, Incorporated or a similar organization.

        The Company agrees that if, at any two times during the period commencing on January 1, 1999 and ending on December 31, 2001, the Holder and/or the Holders of any other Warrants and/or Warrant Shares who or which shall hold not less than 50% of the Warrants and/or Warrant Shares outstanding at such time and not previously sold pursuant to this Section 5, request that the Company file a registration statement under the Securities Act of 1933 (the "Act") covering all or any of the Warrant Shares, the Company will (i) promptly notify the Holder and all other registered holders, if any, of the Warrant and/or Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of Warrants, by the Holder and such Holders will be included in such registration statement at the Holder's and such Holder's request, (ii) cause such registration statement to cover all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and to remain effective and current and (iv) take all other action necessary under any federal or state law or regulations of any governmental authority to permit all Warrant Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition. The Holders shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section, including without limitation accountants and attorneys fees.

Indemnification.

        The Company agrees to indemnify and hold harmless each selling holder of Warrant Shares and each person who controls any such selling holder within the meaning of Section 15 of the Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint and several, to which any selling holder of Warrant Shares or they or any of them may become subject under the Act or otherwise and to reimburse the persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Warrant Shares were registered under the Act (hereinafter called a "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Warrant Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by the Company in any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Warrant Shares; provided, however, that (i) the indemnity agreement contained in this (a) shall not extend to any selling holder of Warrant Shares in respect if any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to the Company by a selling holder of Warrant Shares specifically for use in connection with the preparation of such

Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto. The Company agrees to pay any legal and other expenses for which it is liable under this (a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

        Each selling holder of Warrant Shares, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from the Company, but in each case to the extent, and only to the extent that any statement in or omission from or alleged omission from such Registration Statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling holder specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto; provided, however, that the obligation of any holder of Warrant Shares to indemnify the Company under the provisions of this (b) shall be limited to the product of the number of Warrant Shares being sold by the selling holder and the market price of the Common Stock on the date of the sale to the public of these Warrant Shares. Each selling holder of Warrant Shares agrees to pay any legal and other expenses for which it is liable under this (b) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

        If any action is brought against a person entitled to indemnification pursuant to the foregoing Sections 6(a) or (b) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such Sections, such indemnified party shall promptly notify such indemnifying party in writing of the Commencement thereof, but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnity agreement contained in (a) or (b) of this Section 6. In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defenses of such action on behalf of such indemnified party or parties and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

        In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in (a) of this Section 6 is unavailable to a selling holder of Warrant Shares in accordance with its terms, the Company and the selling holder of Warrant Shares shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company and the selling holder of Warrant Shares, in such proportions as is appropriate to reflect the relative benefits received by the Company and the selling holder of Warrant Shares from any offering of the Warrant Shares; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under (c) of this Section 6, then the relative fault of the Company and the selling holder of Warrant Shares in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

        The respective indemnity and contribution agreements by the Company and the selling holder of Warrant Shares in Section (a), (b), (c) and (d) of this
Section 6 shall remain operative and in full force and effect regardless of (i) any investigation made by any selling holder of Warrant Shares or by or on behalf of any person who controls such selling holder or by the Company or any controlling person of the Company or any director or any officer of the Company, (ii) payment for any of the Warrant Shares or (iii) any termination of this Agreement and shall survive the delivery of the Warrant Shares, and any successor of the Company, or of any selling holder of Warrant Shares, or of any person who control the Company or of any selling holder of Warrant Shares, as the case may be, shall be entitled to the benefits of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling holder of Warrant Shares contained in (a), (b), (c) and (d) of this Section 6 shall be in addition to any liability which the Company and the selling holder of Warrant Share may otherwise have.

Limited Transferability.

        This Warrant is not transferable or assignable by the Holder except (i) to Ladenburg Thalmann & Co. Inc., any successor firm or corporation of Ladenburg Thalmann & Co. Inc., (ii) to any of the officers or employees of Ladenburg Thalmann & Co. Inc. or of any such successor firm or (iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants will be dated the same date as this Warrant.

        By acceptance hereof, the Holder represents and warrants that this Warrant is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant will be acquired, by the Holder solely for the account of such Holder and not with a view to the fractionalization and distribution thereof and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and the Holder agrees that neither this Warrant nor any of the Warrant Shares may be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and the Holder agrees that neither this Warrant nor any of the Warrant Shares may be sold or transferred except under cover of a Registration Statement under the Act which is effective and current with respect to such Warrant Shares or pursuant to an opinion, in form and substance reasonably acceptable to the Company's counsel, that registration under the Act is not required in connection with such sale or transfer. Any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

        "The Securities represented by this certificate have not been registered under the Securities Act of 1933 and are restricted securities within the meaning thereof. Such securities may not be sold or transferred except pursuant to a Registration Statement under such Act which is effect and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that such sale or transfer is exempt from the registration requirements of such Act."

Loss, etc., of Warrant.

        Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

Warrant Holder Not Shareholders.

        Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

Communication.

        No notice or other communication under this Warrant shall be effective unless, by any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  the Company at 13636 Neutron Road, Dallas, TX 75244-4410, or such other address as the Company has designated in writing to the Holder; or

                  The Holder at 590 Madison Avenue, New York, NY 10022, or such other address as the Holder has designated in writing to the Company.

Headings.

        The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

Applicable Law.

        This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

        IN WITNESS WHEREOF, Electric & Gas Technology, Inc. has caused this Warrant to be signed by its Chairman of the Board and its corporate seal to be hereunto affixed and attested by its Secretary this 29th day of July, 1997.



ATTEST:



By:  /s/ Marie Pajol                  By:    /s/ S. Mort Zimmerman
     --------------------                    --------------------------
     Secretary                               S. Mort Zimmerman
                                             Chairman and President



[Corporate Seal]

                                  SUBSCRIPTION
                                  ------------

        The undersigned _________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase _______ shares of the Common Stock of __________ covered by said Warrant, and makes payment therefor in full at the price per shares provided by said Warrant.

Dated:                              Signature:



                                    Address:

PARTIAL ASSIGNMENT

        FOR VALUE RECEIVED, _________________________ hereby assigns and transfers unto ____________________ the right to purchase _____________________
shares of the Common Stock of _____________ by the foregoing Warrant, and a proportionate part of said Warrant and the attorney, to transfer that part of said Warrant on the books of ___________________________.



Dated:                              Signature:



                                    Address: